Exhibit 99.1

Execution Version
Confidential

Agreement

This agreement (the “Agreement”) is made and entered into as of July 31, 2022 (the “Effective Date”) by and among Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors” or, with their respective Affiliates and Representatives, the “Investor Group”). The Company and each of the Investors are each herein referred to as a “party” and collectively, the “parties.”)

Whereas, each of the Investors beneficially owns the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), listed on Exhibit A hereto;

Whereas, the Company has reached an agreement with each of the Investors with respect to certain matters as provided in this Agreement;

Whereas, the 2022 annual meeting of stockholders of the Company (the “2022 Annual Meeting”) is scheduled to be held on August 15, 2022;

Whereas, on June 15, 2022, JDS1, LLC and its Affiliates filed a lawsuit captioned JDS1, LLC v. Catalyst Biosciences, Inc., C.A. No. 2022-0350-KSJM (Del. Ch.) against the Company pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”) and another lawsuit captioned JDS1, LLC v. Catalyst Biosciences, Inc., et al., C.A. No. 2022-0515-KSJM (Del. Ch.) against the Company and the Company’s Board of Directors (the “Board”) alleging, among other things, violations of Section 271 of the DGCL (the “JDS1 Litigations”);

Whereas, JDS1, LLC and its Affiliates initiated a proxy solicitation to elect three individuals to the Company’s Board (the “JDS1 Proxy”).

Now, Therefore, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investors, on a several and not joint basis, and the Company hereby agree as follows:

Section 1.
Voting Agreement.

Each of the Investors agrees to vote, or provide a written consent or proxy with respect to, all shares of Common Stock beneficially owned by such Investor in favor of the election of any director nominee nominated by the Company’s Board at the 2022 Annual Meeting; provided, however, that no such vote, consent or proxy shall be required if the Board makes any declaration or takes any action that is materially inconsistent with or contrary to the statements in the press release described in Section 6 (a “Contrary Event”).

Section 2.
Appointment of the Board Observer.

(i)
The Investor Group shall have the right to appoint one individual as non-voting observer to the Board (the “Board Observer”), which appointment shall first become effective upon written notice to the Company. The Board Observer shall be entitled to attend all meetings (including telephonic and or videoconference meetings) of the Transaction Committee (the “Committee”) and any portion of Board meetings and meetings of any other Board committee in which a material corporate transaction, dividend or other distribution to Company stockholders, or matters related to the JDS1 Litigations and the JDS1 Proxy are discussed, in a non-voting observer capacity and, in this respect, shall receive copies of the applicable portion of all notices, minutes, consents, and other materials and information  (the “Relevant Materials and Information”) that the Company provides to the directors of the applicable committee and the Board at the same time and in the same manner as provided to such directors; provided that the Board Observer may from time to time revocably elect, upon written notice, to receive the Relevant Materials and Information only with respect to certain committees or meetings, including limited to the Transaction Committee of the Board. The Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor Group or any of its Representatives is a competitor of the Company. Under no circumstances shall the Board Observer be counted for purposes of voting, quorum or any other reason or be considered a director.  The Board Observer appointed by the Investor Group may be replaced or removed (with or without cause) from time to time and at any time by the Investor Group upon written notice to the Company, provided that any replacement Board Observer shall be acceptable to the Board.

(ii)
The Board Observer shall be entitled to advancement of expenses and rights to indemnification from the Company to the same extent provided by the Company to its directors under the Certificate of Incorporation and Bylaws of the Company (and the related indemnification agreements) as in effect on the date hereof, provided that no indemnification or advancement of expenses shall be available for claims related to a breach of this Agreement by the Board Observer, any Investor or their respective Associates, Affiliates, or Representatives, or for any claims brought against the Company by the Board Observer, any Investor or their respective Associates, Affiliates, or Representatives. The Company acknowledges and agrees that the foregoing rights to indemnification and advancement of expenses constitute third-party rights extended to the Board Observer by the Company, shall not terminate (notwithstanding any termination of this Agreement or the other covenants set forth in this Section 2), and do not constitute rights to indemnification or advancement of expenses as a result of the Board Observer serving as a director, officer, employee, or agent of the Company.

(iii)
The covenants set forth in this Section 2 shall terminate and be of no further force or effect immediately on the earliest of (a) the date on which the Board has declared one or more dividends on shares of the Company’s Common Stock or otherwise distributed cash to holders of the Company’s Common Stock with a value of $65,000,000 in the aggregate, (b) a change in control of the Company, (c) eighteen (18) months from the Effective Date, (d) the date at which the Investor Group no longer owns any shares of Common Stock or (e) the date at which the Investor Group provides written notice to the Company of its voluntary termination of its right to appoint a Board Observer.

Section 3.
Nondisclosure Agreement.

(i)
The Investor Group, the Board Observer, and any and all of their Associates, Affiliates, and Representatives (collectively the “Receiving Party”) agree to hold in confidence all the Confidential Information (defined below) and agree to not disclose such Confidential Information (other than disclosures to the Investor Group, its Associates, its Affiliates, or to any of its or their Representatives) without the Company or the Board’s prior written approval. The Receiving Party shall hold and maintain the Confidential Information in strictest confidence; provided, however, that the foregoing shall not apply to the extent the Investor Group, its Associates, Affiliates, and Representatives, or the Board Observer is compelled to disclose the Confidential Information by judicial or administrative process pursuant to the advice of counsel or by requirements of law, provided that the Receiving Party shall provide the Company (a) prompt notice to any such compelled or required disclosure to enable to the Company to seek a protective order or similar remedy, and (b) reasonable cooperation with respect to any effort by the Company to seek a protective order or similar remedy. Upon written request of the Company or the Board, the Receiving Party shall promptly return or destroy, at the Receiving Party’s option, any and all records, notes, and other written, printed, or tangible materials in its possession pertaining to the Confidential Information; provided, however, that each of the Investor Group, its Affiliates, and its and their Representatives may retain any electronic or written copies of Confidential Information as may be stored on its electronic records or storage system resulting from automated back-up systems or required by law, other regulatory requirements, or internal document retention policies. The Investor Group shall be liable for any unauthorized disclosure of Confidential Information by its or the Board Observer’s respective Associates, Affiliates and Representatives. Notwithstanding Section 17, each Receiving Party’s obligations under this Section 3 shall survive termination or expiration of this Agreement until twelve (12) months after the date the Receiving Party received the last of such Confidential Information.

(ii)
As used in this Agreement, “Confidential Information” means any and all information or data concerning the Company, whether in verbal, visual, written, electronic, or other form, which is disclosed to the Board Observer in his or her role as Board Observer by the Company or any director, officer, employee, or agent of the Company (including all Relevant Materials and Information that is non-public information); provided, however, that “Confidential Information” shall not include information that:

(a)
is or becomes generally available to the public other than as a result of disclosure of such information by the Investor Group, the Board Observer, and any and all of their Associates, Affiliates, and Representatives;

(b)
is independently developed by the Investor Group, any of its Affiliates, any of their Representatives, or the Board Observer without use of Confidential Information provided by the Company or by any director, officer, employee, or agent thereof;

(c)
becomes available to the recipient of such information at any time on a non-confidential basis from a third party that is not, to the recipient’s knowledge, prohibited from disclosing such information to the Investor Group or any of its Affiliates, any of their respective Representatives, or the Board Observer by any contractual, legal, or fiduciary obligation to the Company; or

(d)	was known by the Investor Group, any of its Affiliates, or the Board Observer prior to receipt from the Company or from any director, officer, employee, or agent thereof.

Section 4.
Acknowledgment of Obligations under Securities Laws.

The Investor Group and any Affiliate, Associate or Representative thereof, including the Board Observer, acknowledge and agree that each is aware of the restrictions imposed by the federal securities laws and other applicable foreign and domestic laws (the “Securities Laws”) on a person possessing material nonpublic information about a publicly traded company. Each of the Investor Group and any Affiliate, Associate or Representative thereof, including the Board Observer, hereby agrees that, while it is in possession of such material nonpublic information, it will not violate such Securities Laws.

Section 5.
Standstill.

Each Investor agrees that, for the period commencing on the date of this Agreement and ending on the earliest of (i) the one year anniversary of the Agreement, (ii) a material breach by the Company of its obligations under this Agreement which is not cured within five (5) Business Days after written notice from any Investor, (iii) the date of any Contrary Event or (iv) the termination of the board observation covenants set forth in Section 2 (the “Standstill Period”), neither it nor any of its controlled Affiliates will, and it will cause each of its controlled Affiliates not to, directly or indirectly, acting alone or in concert with others:

(i)
submit any stockholder proposal (pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise) or any notice of nomination or other business for consideration, or nominate any candidate for election to the Board (including by way of Rule 14a-11 of Regulation 14A), other than as expressly permitted by this Agreement;

(ii)
engage in, directly or indirectly, any “solicitation” (as defined in Rule 14a-1 of Regulation 14A) of proxies (or written consents) or otherwise become a “participant in a solicitation” (as such term is defined in Instruction 3 of Schedule 14A of Regulation 14A under the Exchange Act) in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Common Stock (including any withholding from voting) or grant a proxy with respect to the voting of the Common Stock or other voting securities to any person other than to the Board or persons appointed as proxies by the Board;

(iii)
seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or to inspect any books and records of the Company;

(iv)
form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to the Common Stock or deposit any shares of Common Stock in a voting trust or similar arrangement or subject any shares of Common Stock to any voting agreement or pooling arrangement, other than a group consisting only of some or all of the Investors and their Affiliates;

(v)
seek to place a Representative or other Affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

(vi)
acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person, in each case other than securities of the Company;

(vii)
other than at the direction of the Board, seek, propose or make any statement (other than to one or more members of the Board or management or its advisors or agents) with respect to, or solicit, or negotiate with or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Board, change in the executive officers of the Company, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company (it being understood that the foregoing shall not restrict the Investors from tendering Common Stock, receiving payment for Common Stock or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board);

(viii)
acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any interests in the Company’s indebtedness or (B) an aggregate amount of more than 9.99% of the Company’s outstanding Common Stock (which shall not include Common Stock issued in connection with a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by any of the Investors or their Affiliates); provided, however, nothing herein shall prevent any Investor from confidentially seeking a waiver from this provision;

(ix)
short sell the Company’s capital stock, or otherwise pledge, hypothecate or put any liens against the Company’s capital stock, except that an Investor may partake in customary margin transactions with a broker regulated by FINRA;

(x)
disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

(xi)
take any action challenging the validity or enforceability of any provisions of this Section 5; or

(xii)
enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage or solicit any person to undertake any of the foregoing activities.

Except as expressly provided in Section 2, the Investor Group shall be entitled to (i) vote any shares of Common Stock that it beneficially owns as it determines in its sole discretion and (ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor.

Section 6.
Public Announcement.

Following the execution of this Agreement, the Company shall issue a press release substantially in the form attached hereto as Exhibit B.

Section 7.
Representations and Warranties of the Company.

The Company represents and warrants to the Investor Group that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) to the actual knowledge of the executive officers of the Company, the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound.

Section 8.
Representations and Warranties of the Investors.

The Investor Group represents and warrants to the Company that (a) the authorized signatory of each Investor set forth on the signature pages hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Investor thereto, (b) this Agreement has been duly authorized, executed and delivered by each Investor, and assuming due execution by each counterparty hereto, is a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of each Investor as currently in effect and (d) to the actual knowledge of each Investor, the execution, delivery and performance of this Agreement by such Investor does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Investor, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Investor is a party or by which it is bound.

Section 9.
Definitions.

As used in this Agreement:

a.	the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

b.	the term “Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act;

c.	the terms “beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

d.	the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or obligated to be closed by applicable law;

e.
the term “change of control” shall mean the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than 50% of the voting capital stock of the Company in one or more related transactions;

f.
the terms “group,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act;

g.
the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

h.
the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates;

i.	the term “third party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party.

j.
In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available.

Section 10.
Notice.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) one (1) Business Day after deposit with a nationally recognized overnight delivery service and concurrently sent by e-mail, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

To the Company:

Catalyst Biosciences, Inc.
Attention: Nassim Usman, Ph.D.
611 Gateway Blvd., Suite 710
South San Francisco, CA 94080
Telephone: (650) 871-0761
E-mail: nusman@catbio.com

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
Attention: Stephen Thau
51 W 52nd St
New York, NY 10019
Telephone: (212) 506-5076
E-mail: sthau@orrick.com

To the Investors: As set forth in the respective addresses listed in Exhibit A hereto with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
Attention: Travis J. Wofford
910 Louisiana Street
Houston, Texas 77002
Telephone: (713) 229-1234
E-mail: travis.wofford@bakerbotts.com

Section 11.
Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to conflict of law principles thereof, and each party irrevocably submits to the personal jurisdiction of the Chancery Court of Delaware as the exclusive venue for adjudication of any dispute hereunder.

Section 12.
Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof. The Company may enter into a materially similar agreement with one or more other investors but any such agreement shall constitute a separate obligation and one investor shall not become a third party beneficiary of another investor’s agreement.

Section 13.
Receipt of Adequate Information; No Reliance; Representation by Counsel.

Each party acknowledges that it has received adequate information to enter into this Agreement, that it has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

Section 14.
Expenses.

Within five (5) Business Days of the Effective Date, the Company shall reimburse the Investor Group for its out-of-pocket fees and expenses (including legal expenses) incurred in connection with the Investor Group’s involvement at the Company through the date of this Agreement, including, but not limited to its Schedule 13D filings, its engagement with members of the Company’s management team and stockholders, and the execution of this Agreement, provided that such reimbursement shall not exceed $25,000 in the aggregate.

Section 15.
Severability.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

Section 16.
Amendment.

This Agreement may be modified, amended or otherwise changed only in a writing signed by all of the parties.

Section 17.
Termination.

This Agreement shall terminate at the end of the Standstill Period or other date established by mutual written agreement of the parties hereto. Notwithstanding the foregoing, the provisions of Section 9 thru Section 19 and Section 2(ii) shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.

Section 18.
Successors and Assigns; No Third Party Beneficiaries.

This Agreement shall bind the successors and permitted assigns of the Parties, and inure to the benefit of any successor or permitted assign of any of the parties; provided, however, that no party may assign this Agreement without the prior written consent of the other parties. Except as set forth in Section 2, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

Section 19.
Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Counterparts delivered by electronic transmission shall be deemed to be originally signed counterparts.

(Signature page follows)

In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

Catalyst Biosciences, Inc.

Name:	/s/ Nassim Usman, Ph.D.
Name:	Nassim Usman, Ph.D.
Title:	President and Chief Executive Officer

JEC II Associates, LLC

Name:	/s/ Michael Torok
Name:	Michael Torok
Title:	Manager

The Heidi S. Shippell-Heiland 2008 Irrevocable Trust

By:	/s/ Michael Torok
Name:	Michael Torok
Title:	Trustee

Michael Torok

/s/ Michael Torok

Exhibit A

Investor	Shares of Common Stock Beneficially Owned	Notice
JEC II Associates, LLC	1,550,000	910 Louisiana Street Houston, Texas 77002 Tel: (713) 229-1234 E-mail: travis.wofford@bakerbotts.com
The Heidi S. Shippell-Heiland 2008 Irrevocable Trust	250,000	910 Louisiana Street Houston, Texas 77002 Tel: (713) 229-1234 E-mail: travis.wofford@bakerbotts.com
Michael Torok	2,505,000	910 Louisiana Street Houston, Texas 77002 Tel: (713) 229-1234 E-mail: travis.wofford@bakerbotts.com